EXHIBIT 99.1

The Chemours Company Hosts First Investor Day

Announces >5 Times Increase in Quarterly Dividend, $500 million Share Repurchase Plan   and New Growth Expectations through 2020

Wilmington, Del., December 1, 2017 – The Chemours Company (Chemours) (NYSE: CC), a global chemistry company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, today hosted its first Investor Day in New York City. As part of the event, the company updated its 2017 outlook, provided a 2018 outlook and 2020 key financial targets, and unveiled a new capital allocation strategy.

Outlook

Chemours President and CEO Mark Vergnano said: “I am pleased to announce the completion of our five-point transformation plan and the beginning of a new chapter at Chemours. We successfully delivered on our plan, which is expected to result in improved Adjusted EBITDA of over $800 million over 2015 levels and reduced our net leverage down to approximately 2 times. Demand for Ti-Pure™ titanium dioxide, Opteon™ refrigerants, fluoropolymers and Chemical Solutions products continue to drive our results. The strength of our portfolio is now expected to deliver full-year 2017 Adjusted EBITDA of approximately $1.4 billion and more than $100 million in Free Cash Flow.”

Vergnano continued, “We believe that 2018 will be another great year for Chemours with Adjusted EBITDA expected to be between $1.7 and $1.85 billion. We see continued strength across our three segments, primarily driven by preference for our high quality Ti-Pure™ offerings and growth in Opteon™ refrigerants. We also expect to increase our Free Cash Flow to be within a range of $500 to $600 million, even after investing in our two new manufacturing facilities.”

“We have shaped our portfolio into a set of highly investible businesses that we expect to continue to generate a Return on Invested Capital in excess of 30 percent, and believe we are poised for growth through 2020 and beyond. We have already begun implementing our value stabilization strategy in Titanium Technologies, which we expect to benefit our customers and allow us to reduce volatility in our Ti-Pure™ earnings. We are optimizing our fluorochemicals mix with the expansion of Opteon™ refrigerants, and expect to renew our fluoropolymers portfolio through application development. This growth will be paired with our capacity growth in Mining Solutions. Collectively through 2020, we expect revenue to grow at a rate of 1 to 2 times GDP, which combined with an approximate 500 basis point expansion in Adjusted EBITDA margin, will provide a magnified return on the bottom line. Together with our announced capital allocation strategy, we expect to grow our Adjusted EPS by 15 percent or greater through 2020 on a compounded annual basis over 2017. Further, our strong financial performance is expected to generate cumulative Free Cash Flow within a range of $2.0 and $2.75 billion through 2020,” concluded Vergnano.

EXHIBIT 99.1

Capital Allocation

Chemours CFO Mark Newman said, “I am excited to unveil our new capital allocation strategy, which is expected to return nearly $900 million to shareholders over the next three years. We have increased our dividend by over 5 times the previous amount, and now have the flexibility to simultaneously invest in our portfolio and buy back shares opportunistically. Our new financial strategy allows us to identify and fund growth opportunities, maintain our strong balance sheet, and return significantly higher levels of cash to shareholders.”

The company announced that the Chemours Board of Directors approved the first quarter of 2018 cash dividend on the shares of the company's common stock in the amount of $0.17 per share, an increase of $0.14 per share from the previous level. The dividend will be paid on March 15, 2018 to stockholders of record as of the close of business on February 15, 2018.

The company also announced today that the Chemours Board of Directors authorized a $500 million share repurchase plan. The authorization extends through the end of 2020. Repurchases may be made at management’s discretion, subject to market conditions and other factors, and may be suspended or discontinued at any time.

Webcast

A webcast replay of The Chemours Company’s Investor Day and additional presentation materials can be accessed by visiting the Events & Presentations page of Chemours’ investor website, investors.chemours.com.

About The Chemours Company

The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry.  Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations.  Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and general industrial manufacturing.  Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™, Freon™ and Nafion™.  Chemours has approximately 7,000 employees and 26 manufacturing sites serving approximately 4,000 customers in North America, Latin America, Asia-Pacific and Europe.

Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.  For more information please visit chemours.com.

EXHIBIT 99.1

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Return on Invested Capital (ROIC) and Net Leverage Ratio which are non-GAAP financial measures. The company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, ROIC and Net Leverage Ratio to evaluate the company’s performance excluding the impact of certain noncash charges and other special items which we expect to be infrequent in occurrence in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

Accordingly, the company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the company’s financial statements and footnotes contained in the documents that the company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the schedules or the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” and materials posted to the company’s website at investors.chemours.com.

EXHIBIT 99.1

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact.  The words "believe," "expect," “will,” "anticipate," "plan," "estimate," “anticipate,” "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made.  These forward-looking statements may address, among other things, the outcome or resolution of pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance, business plans and prospects, capital investments and projects, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, and our outlook for Adjusted EBITDA and Free Cash Flow, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance.  Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended September 30, 2017.  Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law

Additional information for investors is available on the company’s website at investors.chemours.com.

CONTACTS

MEDIA

Alvenia Scarborough

Director, Brand Marketing and Corporate Communications

+1.302.773.4507 media@chemours.com

INVESTORS

Alisha Bellezza

Treasurer and Director of Investor Relations

+1.302.773.2263 investor@chemours.com